Innovation with Integrity / 1/ Code of Business Conduct and Ethics

Innovation with Integrity / 2/ Code of Business Conduct and Ethics TABLE OF CONTENTS A Message from our President and CEO ............................... 3 ONE Ansys Culture .........................................................................4 Getting Started: Understanding the Code and our Responsibilities ............ 5 Why do we have a Code? ...............................................................................6 Who must follow the Code? ........................................................................6 What are our responsibilities under the Code? .............................6 What are the consequences of violating the Code?...................7 How do we seek guidance and report concerns? ........................7 What happens after a report is submitted? .....................................9 What if I am concerned about retaliation? .......................................9 Commitment to our Values in our Workplace ....................10 We promote diversity, equity, inclusion, and belonging......... 11 We prohibit discrimination ......................................................................... 11 We do not tolerate harassment. .............................................................. 11 We foster a safe, secure, and healthy workplace ........................ 12 We are mindful of the impact of our personal conduct. ....... 12 Commitment to our Values in our Marketplace ................13 We act with integrity in our customer relationships. ...............14 We do business with responsible suppliers. ...................................14 We compete fairly. ............................................................................................14 We do not tolerate bribery or corruption ......................................... 15 We comply with global trade regulations ....................................... 17 We use good judgment when exchanging gifts and other business courtesies. ................................................................ 17 We avoid or properly address conflicts of interest. ....................18 Commitment to our Values in our Business Operations ....19 We champion financial integrity. ..........................................................20 We maintain accurate business records. .........................................20 We prohibit insider trading. ....................................................................... 21 We protect our assets and the assets of others. .......................... 21 We respect data privacy. ............................................................................. 23 We communicate responsibly. ............................................................... 23 Commitment to our Values in the Global Community ...24 We strive to be a good corporate citizen. ........................................ 25 We respect and safeguard human rights. ...................................... 25 We protect the environment. .................................................................. 25 We support our communities. ................................................................ 25 We respect the political process............................................................ 25 Administering the Code .............................................................27 The Role of Ethics & Compliance ...........................................................28 Ansys Policies and Local Laws ................................................................28 Amendments and Waivers ......................................................................29 Not an Employment Contract.................................................................29 Resources and Contact Information .....................................30

Innovation with Integrity / 3/ Code of Business Conduct and Ethics Dear valued team member, At Ansys, we power the innovation that drives human advancement. By accomplishing virtually what would be impossible without simulation, we stand with our customers at the furthest frontiers of human achievement. Changing the world is tough, but we know that anything can be done when we all apply ourselves to the challenge and remain committed to our values. Our shared mission and values – adaptability, courage, generosity, and authenticity – provide a strong foundation for our ONE Ansys culture. It is not only about being good at what we do, but how we go about doing it. Throughout the years, we have earned the confidence of our customers, business partners, employees, shareholders, and communities because of our commitment to our values and high ethical standards. Our Code of Business Conduct and Ethics sets the expectations for our business conduct and guides us to do what’s right, but it’s our commitment to an ethical culture and a strong reputation that are critical to our continued success. We each have an obligation to hold ourselves and each other accountable. If you have a question or think there may be a violation of the Code, you should approach your manager or one of the many resources referenced in this document. Our strategies and initiatives will evolve over time, but our culture will endure for years to come. Being a values-focused company means that at Ansys, we show up every day at work because we want to be part of something bigger and change the world. Thank you for your continued dedication to Ansys and for your commitment to our values and to the ethical standards embodied in our Code. A MESSAGE FROM OUR PRESIDENT AND CEO Ajei Gopal President and Chief Executive Officer TOGETHER, WITH OUR PASSION TO INNOVATE WITH INTEGRITY , WE ARE ONE ANSYS. WE MAKE THE IMPOSSIBLE, POSSIBLE.

Innovation with Integrity / 4/ Code of Business Conduct and Ethics • Amaze with innovative products and solutions • Act with integrity • Make our customers incredibly successful • Ensure employees thrive and shareholders prosper / OUR VALUES / OUR COMMITMENT / OUR ACTIONS ADAPTABILITY Our business is constantly evolving. We stay agile by keeping our minds open, embracing change, and always learning. COURAGE Our growth is unconstrained. We pursue new ideas, find unconventional solutions, and make decisions with courage, compassion, and resilience. GENEROSITY We give our time, resources, and knowledge for the betterment of all. We serve each other, our customers, partners, and communities with humility. AUTHENTICITY Our diverse perspectives solve problems. We grow as a team by empowering each other and respecting our individual strengths and differences. Commit to audacious goals Plan and set highly ambitious objectives focused on what matters most. Demonstrate mastery Meet challenges by pursuing the highest levels of mastery in our field. Mastery is grounded in knowing the details. Deliver outstanding results Drive for results with speed and passion. Embrace deep ownership and accountability. Work seamlessly as a team Focus on common priorities and opportunities. Share wins and never let a teammate fail. When visionary companies need to know how their world-changing ideas will perform, they close the gap between design and reality using Ansys simulation. For more than 50 years, Ansys software has enabled innovators across industries to push the boundaries of product design by using the predictive power of simulation. From sustainable transportation and advanced satellite systems to life-saving medical devices, Ansys powers innovation that drives human advancement. Powering innovation that drives human advancement / OUR MISSION

Innovation with Integrity / 5/ Code of Business Conduct and Ethics GETTING STARTED: UNDERSTANDING THE CODE AND OUR RESPONSIBILITES

Innovation with Integrity / 6/ Code of Business Conduct and Ethics GETTING STARTED: UNDERSTANDING THE CODE AND OUR RESPONSIBILITIES WHY DO WE HAVE A CODE? The Ansys Code of Business Conduct and Ethics (the “Code”) is the cornerstone of our Global Ethics and Compliance Program. It sets forth the basic principles we must follow to uphold our commitment to our values in our workplace, in our marketplace, in our business operations, and in the global community. The Code is our roadmap for doing business the right way. Put simply, we do business the right way when we remain committed to our values and follow the Code, other company policies, and the law. The Code sets expectations for our conduct, guides us in the resolution of ethical dilemmas, and provides contact information and other resources to assist in addressing our questions and concerns. WHO MUST FOLLOW THE CODE? Ansys’ Ethics & Compliance team (“Ethics & Compliance”) within the Legal Department is accountable for promoting, monitoring, and enforcing the Code under the oversight of the ANSYS, Inc. Board of Directors. However, the ultimate responsibility for following the Code and for maintaining Ansys’ culture of compliance rests with each of us as individuals. The Code applies to the following individuals who work for or on behalf of ANSYS, Inc., its subsidiaries, or controlled affiliates (collectively, “Ansys”) subject to local laws and works council consultation where applicable: • All Ansys officers and employees around the world, including officers and employees of our subsidiaries. • Members of the ANSYS, Inc. Board of Directors and directors of Ansys subsidiaries, when they act in their capacity as directors. • Employees, officers, and directors of entities in which Ansys owns more than 50% of voting rights or which Ansys has the right to control. Ansys also expects all suppliers, contractors, and other service providers who work with or on behalf of our company to act ethically and in a manner consistent with the standards set forth in our Supplier Code of Business Conduct and Ethics. WHAT ARE OUR RESPONSIBILITIES UNDER THE CODE? Employee responsibilities. We are all accountable for our actions and must honor our commitment to act ethically and in compliance with the law. Here are just a few ways we can demonstrate good ethical behavior in any situation: • Be honest. We are always honest in our business dealings internally and externally. • Know and follow the rules. We are committed to complying with the Code, company policies, and all applicable laws and regulations. • Ask for help. We seek guidance from managers or other company resources when needed. • Speak up. We report suspected violations of the Code, company policies, or the law. We also encourage open communication, including a speak-up culture to raise concerns without the fear of retaliation. Additional responsibilities for management. Managers have additional responsibilities and serve as role models. To help us maintain our high ethical standards, managers are expected to: • Lead by example. Be a role model for others and support their team. • Inspire others. Create a work culture that inspires employees to act with integrity and speak up with concerns. • Keep an open door. Encourage their team members to come to them with questions and concerns. Be available and listen. • Do not tolerate retaliation. Never retaliate against members of their team for sharing concerns or asking questions and take swift action to protect employees from retaliation by others. • Escalate concerns. Promptly report any behavior they suspect is unethical, illegal, violates our Code or policies, or goes against the way we do business. However, managers should not investigate the concern themselves. • Seek guidance. Managers should seek guidance when they are not sure of the proper course of action because even those in leadership roles sometimes need help. At Ansys, we believe acting ethically and responsibly is not only the right thing to do, but also the right thing to do for the long-term success of our business. To further this commitment, Ansys has implemented its Global Ethics and Compliance Program to communicate the ethical and legal standards that govern our business conduct. The following section of the Code, Getting Started: Understanding the Code and our Responsibilities, provides an overview of the Code, summarizes our role in doing business the right way, and tells us how we can raise concerns or seek guidance on a variety of topics.

Innovation with Integrity / 7/ Code of Business Conduct and Ethics WHAT ARE THE CONSEQUENCES OF VIOLATING THE CODE? Violations of the Code or other company policies will result in appropriate disciplinary or corrective action, up to and including termination of employment, subject to local laws and depending on the nature and severity of the violation. Additionally, violations of the law or regulations may result in civil and/or criminal penalties imposed by a court or government agency. REMEMBER . . . It is our responsibility to follow the Code, other company policies, and the law. Failure to comply can result in serious consequences. If you have questions or concerns about any of the rules, company policies, laws, or regulations that apply to your work, seek guidance before taking action. THINK BEFORE YOU ACT – A GUIDE FOR ETHICAL DECISION-MAKING The Code covers many commonly encountered legal and ethical issues. It cannot, however, address every situation that may arise. Be sure to review other company policies, procedures, and guidelines to find more information about a particular topic. When facing an ethical dilemma, ask yourself: • Is it legal? • Is it consistent with our values, the Code or other company policies? • Is it in the best interests of our customers, coworkers, company, and community? • Would I be willing to be held accountable for my decisions or my actions? • If my actions were made public, would I still be comfortable with it? YES If you answered “yes” to all these questions, then the decision to move forward is probably OK. NO If you answered “no” to any of these questions, don’t do it. The action could have serious consequences. NOT SURE If you are still uncertain, seek guidance from Ethics & Compliance or one of the many other resources available to you. For contact information for Ethics & Compliance and the other resources available to you, please see the Resources and Contact Information section on last page of the Code. HOW DO WE SEEK GUIDANCE AND REPORT CONCERNS? We are all responsible for maintaining a culture of compliance at Ansys. That means we must speak up if we have questions about the Code or are concerned about conduct that we believe violates the Code, other company policies or the law. There are several ways to seek guidance or report concerns: • Direct manager or next-level manager. Our managers are often the best resource for guidance related to many company and job- specific policies and processes, work responsibilities, coworker issues, discipline disputes, promotion opportunities, and issues related to the work environment. In most cases, our direct managers are the best way to get our questions answered and address issues and concerns. If we are unable to address our questions or concerns with our direct manager, we may speak to another member of our management team. • Human Resources. Our Human Resources representatives can help us with work-related issues and concerns or help us find the right person to answer our questions. • Ethics & Compliance. Any member of the Ethics & Compliance team is a resource that we can contact if we have a question or concern; suspect a violation of the law, the Code, or another Ansys policy; or are uncertain where to turn for help. For contact information for Ethics & Compliance and the other resources available to you, please see the Resources and Contact Information section on last page of the Code. In addition to the resources listed above, we can ask questions, raise concerns, or make reports of suspected compliance violations by contacting the Ansys Ethics Line.

Innovation with Integrity / 8/ Code of Business Conduct and Ethics SPEAK UP! – ANSYS ETHICS LINE By phone using a special toll-free telephone number based on the country from which you are calling. See Ansys Ethics Global Access Numbers. https://ansys.ethicspoint.com MANAGER OF ETHICS AND COMPLIANCE, LEGAL DEPT. , 2600 ANSYS DRIVE CANONSBURG, PA 15317 compliance@ansys.com The Ansys Ethics Line is a 24/7 ethics helpline available to all Ansys employees, customers, suppliers, contractors, and other business associates. The Ethics Line is available anywhere in the world: Reports to the Ansys Ethics Line may be made anonymously to the extent allowed by local law. For those who choose to remain anonymous, please know that we may need additional information to conduct a prompt and thorough investigation. Code violation allegations are taken very seriously, and we will promptly investigate all complaints. We will maintain confidentiality of our investigation to the extent reasonably possible considering Ansys’ need to investigate reported matters and the requirements of applicable laws. See our Speaking Up Policy for more information about the reporting and investigations processes. Regardless of the reporting option selected, all concerns and questions will be promptly reviewed and addressed. Nothing in the Code prohibits employees from communicating with government agencies about possible violations of federal, state, or local laws or otherwise providing information to government agencies, filing a complaint with government agencies, or participating in government agency investigations or proceedings, and the Code does not require employees to notify Ansys of any such communications. Ansys also supports employees’ rights to speak out publicly about matters of public concern or engage in certain activities related to the terms and conditions of their employment. Nothing in this Code or in any of our policies is intended to limit or interfere with the right to engage in concerted activities protected under applicable law, such as discussions related to wages, hours, working conditions, health hazards and safety issues. Due to local privacy laws in certain countries and the European Union, the Ansys Ethics Line may permit only specific types of calls, such as accounting, financial, auditing and bribery matters. In those countries, contact your direct manager, next level manager, Human Resources, or Ethics & Compliance to report other issues.

Innovation with Integrity / 9/ Code of Business Conduct and Ethics Q&A Q: What happens when I contact the Ansys Ethics Line? A: Ethics Line calls are answered by an independent third party with expertise in handling helpline calls. A call center representative will ask you questions and send a report to the Ansys Ethics & Compliance team for a confidential review. Similarly, reports submitted to the Ansys Ethics Line via the web form are sent to Ethics & Compliance for a confidential review. KEY TERMS … Ansys prohibits retaliation against any employee who raises a concern in “good faith.” Good faith reporting means you have made a genuine attempt to provide honest and accurate information, even if you are later proved to have been mistaken. However, it is a violation of the Code to knowingly make a false statement or accusation, to lie to an investigator, or to interfere or refuse to cooperate with an investigation. WHAT HAPPENS AFTER A REPORT IS SUBMITTED? Reports of suspected misconduct will be appropriately investigated and treated confidentially to the extent possible considering Ansys’ need to investigate and follow up on any reported concerns. All employees are expected to cooperate fully during investigations into potential Code or policy violations. Failure to do so may result in disciplinary action, up to and including termination of employment subject to local law. Information about the investigation must not be disclosed to anyone not involved, unless requested by Ethics & Compliance, required or permitted by applicable law, regulation or legal proceeding, or when seeking legal advice. See our Speaking Up Policy for more information about the reporting and investigations processes. WHAT IF I AM CONCERNED ABOUT RETALIATION? Retaliation is strictly prohibited at Ansys. Employees who come forward with concerns play an important role in maintaining a healthy, respectful, and productive workplace, as well as protecting our stakeholders. These employees help Ansys address problems early – before more serious consequences develop. It’s important for each of us to create a work environment where everyone can raise concerns without fear of retaliation. Ansys is committed to protecting the rights of those individuals who report issues in good faith through one of the reporting means described in the Code or to government authorities. We will not retaliate or permit retaliation against a person who in good faith: • Reports what is believed to be a violation of the Code, our policies, or the law. • Raises a concern or seeks advice about a particular business practice, decision, or action. • Cooperates in an investigation. Retaliation against an employee for reporting an issue in good faith is itself a violation of the Code. If we know or suspect that retaliation has occurred or is occurring, we must report it. Q&A Q: What if the concern that I raise is about my manager; will I lose my job? A: The best way to raise your concerns would typically be with your manager, but because it’s your manager’s conduct that concerns you, contacting one of the other resources provided in the Code, including Ethics & Compliance or the Ansys Ethics Line, are good options. Retaliation by anyone, including your manager, will not be tolerated. Q: Is protection from retaliation available only if I report my concerns through the Ansys Ethics Line? A: Retaliation is unacceptable no matter how you report your concern whether through management, Human Resources, or the Ansys Ethics Line. If you believe you have been retaliated against, report your concern to Ethics & Compliance.

Innovation with Integrity / 10/ Code of Business Conduct and Ethics COMMITMENT TO OUR VALUES IN OUR WORKPLACE

Innovation with Integrity / 11/ Code of Business Conduct and Ethics COMMITMENT TO OUR VALUES IN OUR WORKPLACE As Ansys team members, we all make daily decisions regarding how we will do our jobs and how we will work with our fellow employees, customers, and business associates. To be successful as individuals and as a company requires that we act with integrity in all that we do. The following section of the Code, Commitment to our Values in our Workplace, outlines what is expected from each of us in our treatment of others. WE PROMOTE DIVERSITY, EQUITY, INCLUSION, AND BELONGING. As a global company, we believe that diversity, equity, inclusion, and belonging contribute to the success of our business. We value the unique contributions of individuals with varied backgrounds and experiences, and we believe an inclusive culture allows our employees to contribute their best. We also strive to attract, develop, and retain a workforce that is as diverse as the customers and the markets we serve, and to ensure an inclusive work environment that embraces the strength of our differences. Each of us plays an important role in creating a work environment in which employees and business partners feel valued and respected for their contributions. We promote diversity and inclusion when we: • Respect the diversity of each other’s talents, abilities, and experiences. • Value the input of others. • Foster an atmosphere of trust, openness, and candor. Hiring talented and motivated people who adhere to our company’s values enables us to deliver the high-quality products and services our customers expect. We provide equal employment opportunities to applicants and employees for all types of jobs and at all levels. WE PROHIBIT DISCRIMINATION. With employees located around the world and coming from every walk of life, we embrace the fact that people of diverse backgrounds and experiences can come together at Ansys to pursue common goals. Accordingly, our policies strictly prohibit discrimination based on race, color, religion, citizenship, national origin, gender, gender identity or expression, sexual orientation, age, veteran status, disability, or any other status protected by law. WE DO NOT TOLERATE HARASSMENT. We must also ensure that our workplace is free from all forms of harassment. While the definition of harassment may vary from one country to another, harassment generally refers to any unwelcome conduct that has the purpose or effect of creating an intimidating, offensive, or hostile work environment. Harassment can take many forms, including: • Unwelcome conduct – whether verbal, physical or visual, and whether committed in person or in some other way (for example, via e-mail or social media) – that is based on a person’s protected status. • Racial slurs, ethnic, religious, age or sex-based insults, comments, stereotypes, or jokes. • Bullying, abusive conduct or language, physical aggression, threats of violence, intimidating or violent behavior. • Sexual harassment, such as sexual advances, requests for sexual favors, unwelcome touching, sexually charged or visual communications, or other physical or verbal conduct of a sexual nature. Regardless of the form they take, discrimination and harassment negatively affect individual work performance and our workplace as a whole and will not be tolerated. If we experience or believe a coworker could be experiencing discrimination or harassment, we have an obligation to report it promptly. KEY TERMS … Workplace bullying is a pattern of repeated mistreatment that harms, intimidates, undermines, offends, degrades, or humiliates an employee. Bullying situations may involve physical or verbal threats, insults, or public humiliation, not practicing inclusive behavior, and similar types of overly rude or inappropriate actions or communications. Sexual harassment may consist of verbal, visual, or physical conduct of a sexual nature that is unwelcome and that a reasonable person would find offensive. It can take many forms, such as: • Sexual advances, requests for sexual favors, or unwelcome demands for dates. • Sexually oriented jokes, pictures, text or email messages. • Explicit or degrading comments about appearance. • Display of sexually suggestive pictures or pornography.

Innovation with Integrity / 12/ Code of Business Conduct and Ethics Q&A Q: A coworker has been making offensive and inappropriate jokes at work. What should I do? A: You should speak up and report the situation to your manager or one of the other resources listed in the Code. PRACTICAL TIP . . . Personal problems can impact our lives, both at home and at work. Sometimes it’s difficult to admit the effect that problems can have – or to ask for help. However, help is available through the Employee Assistance Program (EAP). Refer to Ansys’ EAP home page for more information. WE FOSTER A SAFE, SECURE, AND HEALTHY WORKPLACE. We are committed to maintaining the safety, security and health of our employees, business partners, visitors, contractors, customers, and communities. Activity that compromises such safety, security, and health must be reported. Drugs and alcohol in the workplace affect everyone’s safety. Being under the influence of either can negatively affect job performance and cause severe safety hazards. We may not possess, distribute, or be under the influence of illegal drugs, or controlled substances used for nonmedical purposes. There may be instances where drinking alcoholic beverages while conducting company business is permitted, but make sure you comply with all laws and company policies and principles, and always exercise both moderation and good judgment. Acts or threats of violence interfere with our commitment to safety, security, and health and will not be tolerated. Any threatening behavior, even if made in a seemingly joking manner, must be reported immediately. We prohibit weapons on all of the company’s properties consistent with local law – if you have concerns that someone may have a weapon on our property, report it immediately to your manager, the Ansys Ethics Line, or local law enforcement. WE ARE MINDFUL OF THE IMPACT OF OUR PERSONAL CONDUCT. Our customers, business associates, shareholders, and the public take note of how we conduct ourselves in work-related settings, including while on business trips, at business meetings, and at business-related social events. While on the job and while representing Ansys, we should conduct ourselves in a responsible, respectful, and honest manner when we interact with others.

Innovation with Integrity / 13/ Code of Business Conduct and Ethics COMMITMENT TO OUR VALUES IN OUR MARKETPLACE

Innovation with Integrity / 14/ Code of Business Conduct and Ethics COMMITMENT TO OUR VALUES IN OUR MARKETPLACE Ansys strives to provide innovative products and solutions that drive human advancement. However, we must hold fast to our high standards of integrity and ethical business conduct as we pursue our corporate goals. The following section of the Code, Commitment to our Values in our Marketplace, outlines what is expected from each of us as we pursue our mission. WE ACT WITH INTEGRITY IN OUR CUSTOMER RELATIONSHIPS. Marketing and sales practices. Ansys’ marketing and sales practices must reflect our high ethical standards, and must be truthful, understandable, and in compliance with all applicable laws. We must: • Make only fair, factual comparisons between our products and those of our competitors. • Never misstate facts, or confuse or mislead current or prospective customers about company advertisements or promotions. • Follow all applicable Ansys sales policies and procedures to ensure we do not engage in unethical or deceptive sales practices. • Never place or record an order for our products and services for a customer without that customer’s authorization. • Ensure all customer orders are promptly submitted and processed upon receipt. Public sector transactions. Public sector procurement laws are designed to ensure that products and services sold to, or for the benefit of, a government entity or state-owned enterprise (SOE) are procured at fair and reasonable prices. The regulations and procedures around public sector procurement are complex and vary widely. It is our responsibility to identify and comply with applicable regulations and procedures. • Access to information. We must not, directly or indirectly, obtain oral or written information (including advance copies of solicitation or tender documents and government planning and budgetary documents) that has not been made available to the public or to all bidders, or that is subject to restrictions regarding its use. We must not seek or obtain non-publicly available information regarding competitors’ bids or the decision-making process of the government entity or SOE. It is our responsibility to make sure we have only appropriate information. If we are uncertain about any information, consult the Legal Department. • Pre-bid activities. We must be careful when communicating with government agencies on procurement matters. Contact the agency only through the person(s) designated by the government for a solicitation. We must not prepare a solicitation document on behalf of a public sector customer, even at the customer’s request; submit any anonymous documents, such as white papers, to a public sector customer; or encourage a public sector customer to sign an agreement before an award is made to Ansys. Doing so may prevent us from subsequently bidding. • Hiring and business opportunities. We must not discuss business or employment opportunities that could personally benefit any public sector employees involved in procurement planning or decisions (or their family members) before or during the course of a bid. Ethical and legal restrictions may apply before and after Ansys wins the bid and on an ongoing basis during and after government employment. • Fulfilling contract requirements. We must not ship, provide, or invoice products and services to a government entity or SOE until Ansys receives a valid order (e.g., purchase order) containing terms and conditions acceptable to Ansys. • Using agents and consultants; teaming with competitors. Prior approval of the Legal Department is required before using any agents or consultants or teaming with competitors on public sector procurement deals. WE DO BUSINESS WITH RESPONSIBLE SUPPLIERS. We believe in doing business with suppliers, contractors and other service providers (collectively, “suppliers”) who embrace Ansys’ standards. This means we expect our suppliers to demonstrate high standards of ethical behavior and to operate in full compliance with all laws and regulations applicable to their operations. Ansys’ suppliers are also expected to comply with Ansys’ Supplier Code of Business Conduct and Ethics, which sets the guidelines for conducting business in a lawful, ethical manner, and encourages reporting any concerns or potential violations. WE COMPETE FAIRLY. Fair dealing. Ansys has become an industry leader based on the quality of our people, products, and services. Our commitment to fair dealing means that we: • Provide only honest and truthful information to our customers, suppliers, and business partners. • Never misrepresent facts to gain a competitive advantage. • Never engage in any illegal or unethical conduct when competing. Gathering competitive information. Gathering information about our product and service categories is essential to protecting our market position, but we must be careful to acquire information only in a legal, ethical, and respectful manner. If a coworker, customer, or business partner is in possession of competitive information that must be kept confidential, we must not encourage them to disclose it to us. Be particularly mindful of this restriction when talking to new Ansys employees about their former employers.

Innovation with Integrity / 15/ Code of Business Conduct and Ethics Q&A Q: I just received an email from a customer that was not intended for me. The email included a competitor’s pricing strategy and other sensitive information regarding a bid on an upcoming contract. The customer immediately called me and asked me to delete the email, which I did, but is there anything else I should do? A: Yes. You should inform your manager and seek guidance from Ethics & Compliance. Even though you deleted the information, it may still put Ansys at risk. Ansys employees should only collect competitive information through proper public or other lawful channels. Q&A Q: While at an industry trade show, a competitor’s sales representative, who works in your territory, asks you to discuss a sales opportunity that will be “mutually beneficial.” What should you do? A: Before responding to the invitation, consult with the Legal Department or Ethics & Compliance for guidance. Antitrust and competition law. Ansys is committed to outperforming our competitors legally and ethically within the framework of a free enterprise system. When dealing with competitors, we should never enter into any agreement, whether formal or informal, written or verbal, to set prices or other terms of sale, coordinate bids, allocate customers, sales territories, or product lines, or engage in any other activity that violates applicable antitrust or competition laws. We should never discuss such topics with a competitor, even in an informal setting such as a trade show or customer event. In many markets, anti-competition authorities regulate mergers, acquisitions, and joint ventures. Ansys stakeholders involved in any of these activities must carefully adhere to confidentiality obligations in connection with due diligence or merger negotiations and, except as permitted by the Ansys Legal Department, avoid reviewing or using sensitive competitor information. Antitrust and competition laws are complex. Violations of these laws may result in imprisonment for the individuals involved, as well as severe legal penalties for both the individuals and our company. For guidance, see our Global Antitrust Compliance Policy or consult Ethics & Compliance. If we suspect an antitrust violation, we must report it immediately. WE DO NOT TOLERATE BRIBERY OR CORRUPTION. Corrupt arrangements with customers, suppliers, government officials, or other third parties are strictly prohibited. “Corruption” generally refers to obtaining, or attempting to obtain, a personal benefit or business advantage through improper or illegal means. Corruption may involve payments or the exchange of anything of value and includes, but is not limited to, bribery (including bribery of any public or government official, political candidate, or private individual), extortion, and kickbacks. Ansys is committed to conducting business fairly and legally, and opposes all forms of public and private corruption. We comply with anti- bribery and anti-corruption laws and will not offer or pay improper payments or bribes to influence a business decision or gain a business advantage. We will not seek to improperly influence a government decision or gain a business advantage by offering or accepting gifts, entertainment, travel, employment, charitable donations, or other benefits to or from an intermediary. We will not request or accept any bribe, kickback, or improper payment to award an Ansys contract or business to a third party. Finally, we maintain internal financial controls to prevent bribery and corruption and keep accurate books and records so as not to disguise bribes or other improper payments as legitimate business expenses.

Innovation with Integrity / 16/ Code of Business Conduct and Ethics Corrupt activities are not only a Code violation, they can also be a serious violation of criminal and civil anti-bribery and anti-corruption laws, including but not limited to the U.S. Foreign Corrupt Practices Act (“FCPA”) and the United Kingdom’s Bribery Act. See our Global Anti-Corruption Policy for more information. If you become aware of any corrupt activity, are asked to make an improper payment or bribe, or are offered a bribe or kickback to award an Ansys contract or business, immediately report it to Ethics & Compliance or the Ansys Ethics Line. KEY TERMS … Commercial bribery is a form of bribery that involves corrupt dealing with the agents or employees of potential buyers to secure an advantage over business competitors. It is a form of corruption that does not necessarily involve government personnel or facilities. A facilitating payment is a payment made to a government official or employee to expedite non-discretionary actions or services, such as providing police protection or mail service; processing visa, permit, or licensing applications; or providing utilities like phone service, water, and power. It is against company policy to make facilitating payments unless there is an imminent threat to you or another individual’s health, safety, or welfare. A kickback is a form of corruption that involves two parties agreeing that a portion of sales or profits will be improperly given, rebated, or kicked back to the purchaser in exchange for making the deal. For example, a kickback might involve a supplier who offers an Ansys employee a monthly payment equaling 5% of Ansys’ purchases as an inducement to the employee to retain the supplier’s services. Kickbacks, like other forms of corruption, are unethical and prohibited under the Code, our policies, and the law. Money laundering is a process criminals, terrorists, and others use to move funds gained from illegal activity through legitimate businesses to make the funds appear legitimate. Use good judgment and pay close attention when working with customers and third parties, especially if the transaction involves cash payments. Always know who’s behind every transaction and only conduct business with reputable third parties engaged in legitimate business activities. Q&A Q: A long-time, trusted supplier offered me a commission in exchange for securing a contract with Ansys for his company. Is there any problem with this? A: Yes, in this case, the “commission” for doing business constitutes a kickback, which is unethical and potentially illegal. Let the supplier know that this kind of request violates Ansys policy and report the incident to Ethics & Compliance. Q: What are examples of a “government official” under our Global Anti-Corruption Policy? A: “Government officials” may include: • All government employees, including employees of regulatory agencies or departments, such as environmental, licensing, tax, and customs. • Any candidate for political office or any political party, or an official of a political party. • Representatives of public international organizations and charities, such as the World Bank, UNICEF, International Red Cross, or the World Health Organization. • Mayors or other local city officials. • Members of law enforcement, including the military, local police, and other enforcement agencies. • Employees of state-owned enterprises, such as purchasing managers of government-run airlines, universities, school systems, hospitals, television stations, utilities (oil, gas, water, and electrical companies), laboratories, defense contractors, or other commercial enterprises that are owned, controlled, or managed by a government. • Members of royal families. • Spouses or immediate family members of any of the foregoing.

Innovation with Integrity / 17/ Code of Business Conduct and Ethics REMEMBER . . . Corruption may involve the exchange of anything of value. “Anything of value” is a very broad term that could include: goods, services, or merchandise, such as cash, cash equivalents, gifts cards, vouchers, hospitality, meals, event tickets, retail certificates, entertainment, travel perks, use of vacation homes, airfare or accommodations; special favors or privileges, such as educational or employment or club membership opportunities for friends and relatives; stock options, donations to designated charities, discounts, personal services, loans, cosigning of a loan or mortgage, or a promise of future employment. PRACTICAL TIP … • Make sure anything intended for import or export: - Is classified correctly, in advance, based on the country of origin, the destination, the end use, and the end user. - Includes all required documentation, labeling, licensing, permits, and approvals. • Ensure the integrity of our supply chain by communicating our policies to others who conduct business on our behalf. • If there appears to be a conflict between laws, customs, or local practice, seek help from the Legal Department. WE COMPLY WITH GLOBAL TRADE REGULATIONS. As a global company, Ansys transfers products, services, and technologies across national borders. Our business transactions are subject to various laws and regulations governing global trade, including: • Government-imposed export controls, trade restrictions, trade embargoes, and legal economic sanctions. • Anti-boycott laws that prohibit companies from participating in — or cooperating with — an international boycott that is not approved or sanctioned by the U.S. government. • Sanctions by different governments around the world that restrict activities with certain countries, entities, or individuals. Ansys is committed to ensuring that our business transactions are accomplished in full compliance with global trade regulations. Failure to comply with these regulations may result in serious consequences, including fines, imprisonment, and loss of export privileges. All employees involved in the transfer of products, services, or technologies across national borders on behalf of Ansys or our customers, suppliers, or business partners must understand and comply with the law. Refer to our global trade policies and protocols for more information and consult the Legal Department if you have questions or need guidance. WE USE GOOD JUDGMENT WHEN EXCHANGING GIFTS AND OTHER BUSINESS COURTESIES. Our relationships with third parties such as customers, suppliers, and business partners must be based on sound business decisions and fair dealings. When we exchange business courtesies, including gifts, meals, travel, and entertainment with third parties, this exchange must be reasonable in value, infrequent, provided openly and transparently, given without expecting any return favor or improper benefit or business advantage, and not otherwise create the appearance of impropriety. The exchange of business courtesies must have a clear and legitimate business purpose. At no time should we, or any third party acting on behalf of Ansys, solicit, receive, offer, make, or authorize a payment or anything of value to: • Influence a business decision. • Secure an improper advantage. • Influence legislation, regulations, or government processes. • Persuade any officials or employees of another company to act contrary to, or neglect to perform, their duties. For more information, see our Global Business Courtesies Policy. Special rules apply when offering business courtesies to government officials or their family members. For more information, see our Global Anti-Corruption Policy or contact Ethics & Compliance.

Innovation with Integrity / 18/ Code of Business Conduct and Ethics WE AVOID OR PROPERLY ADDRESS CONFLICTS OF INTEREST. We must make business decisions in the best interest of Ansys. Our actions must be based on sound business judgment, not motivated by personal interest or gain. We must avoid any situation that creates a conflict of interest or that could even appear to create a conflict of interest. This means we don’t engage in activities or relationships that would interfere with our jobs or make it difficult for us to fulfill our responsibilities at Ansys. KEY TERMS … A conflict of interest exists any time our personal interest or involvement in a situation interferes with our ability to make unbiased, objective decisions and act in the best interest of Ansys. Corporate opportunities. We have an obligation to advance Ansys’ interests when the opportunity to do so arises. We may not use Ansys’ property, information, or our position with Ansys for personal gain or to compete with Ansys. Investments. A conflict can arise if we or a person related to us holds a financial interest in, or exercises control over, one of our business partners or competitors. If we or a person related to us, owns, either directly or indirectly, a substantial interest in any entity that does business with, seeks to do business with, or competes with Ansys, it could be a conflict. Outside employment. Work outside of Ansys can pose a potential conflict if it competes with the work we do for Ansys, is in a similar business as Ansys, or interferes with our ability to fulfill the responsibilities of our jobs. This includes doing work as an employee or serving as a consultant without prior approval from our manager, Human Resources, and Ethics & Compliance. Personal relationships. Business decisions can become difficult if the person with whom we are dealing is a friend or family member. When a friend or a family member performs services for a company that does business with, wants to do business with, or competes with Ansys, a conflict may arise. Additionally, personal relationships can (or may appear to others to) affect objective decision-making where an Ansys employee has a direct supervisory relationship with another Ansys employee who is a family member or romantic partner. Disclosure obligations. We are required to disclose any potential conflicts of interest immediately to our manager and Ethics & Compliance. See our Global Conflicts of Interest Policy for more information. Executive officers and members of the ANSYS, Inc. Board of Directors may be subject to additional restrictions; refer to Ansys’ Corporate Governance Guidelines for additional information. Q&A Q: I am an engineer who has an opportunity to work with a startup as an advisor. The startup does not provide engineering simulation software. Am I permitted to do this? A: Maybe. However, you first need to report the situation to your manager and Ethics & Compliance as required by our Global Conflicts of Interest Policy.

Innovation with Integrity / 19/ Code of Business Conduct and Ethics COMMITMENT TO OUR VALUES IN OUR BUSINESS OPERATIONS

Innovation with Integrity / 20/ Code of Business Conduct and Ethics COMMITMENT TO OUR VALUES IN OUR BUSINESS OPERATIONS WE CHAMPION FINANCIAL INTEGRITY. As a public company, Ansys must follow strict accounting principles and standards, report financial information accurately and completely, and have appropriate internal controls and processes to ensure that our accounting and financial reporting complies with law. Violating accounting and financial reporting laws can result in significant fines, penalties, and imprisonment. The rules for accounting and financial reporting require the proper recording of, and accounting for, revenues, costs, expenses, assets, liabilities, and cash flows. Those who have responsibility or involvement in these areas must understand and follow these rules. These rules also prohibit us from assisting others to record or report any information inaccurately or make false or misleading financial reports. We must never provide advice to others, including customers, suppliers, or Ansys business partners, about how they should record or report their own revenues, costs, expenses, assets, and liabilities. If you are aware of or suspect any improper or unethical accounting or financial reporting, immediately inform Ethics & Compliance or report it through the Ansys Ethics Line. WE MAINTAIN ACCURATE BUSINESS RECORDS. Accurate business records. Ansys’ focus on integrity underscores our commitment to accuracy in our company’s business records. Business records, including our financial statements, contracts, and agreements, must always be accurate. We are responsible for sharing such information with Ansys as is necessary to enable the full, fair, accurate, and timely disclosure in the reports required to be filed by the company with the U.S. Securities and Exchange Commission (SEC) and other government authorities. In addition, anything of value provided to a government official must be properly and accurately recorded in Ansys’ business records in accordance with our Global Anti-Corruption Policy. KEY TERMS … Business records include any document or communication in paper or electronic form that is maintained in the course of business. This covers a wide variety of information, including presentations, spreadsheets, payroll documents, timecards, attendance records, legal agreements, information in filings with government agencies, invoices, purchase orders, market research tests, travel and expense reports, inspection records, accident reports, and business plans. Fraud and misrepresentation. Ansys does not condone and will not tolerate the deliberate, intentional deception, or misrepresentation of information. Examples of such fraudulent activity include concealment of contractual commitments or payments, unauthorized side agreements with third parties, and misrepresentation or misidentification of financial data. We must promptly report any inaccuracy in a business record or a failure to follow our internal control processes. REMEMBER . . . We are accountable for the accuracy of the business records that we handle in the course of business. We must never: • Falsify, omit, misstate, alter, or conceal any information or otherwise misrepresent the facts on any business record. • Encourage or allow anyone else to compromise the accuracy and integrity of our records. Records management. Ansys’ books, records and other business records must be stored properly and retained in accordance with legal and business requirements applicable to our company. See our Global Records Retention Policy for more information. As a global company, Ansys has many important business assets. However, Ansys’ most important asset is our reputation with our customers, business associates, employees, shareholders, and the public. The following section of the Code, Commitment to our Values in our Business Operations, describes what is expected of each of us to help safeguard our company’s reputation and assets.

Innovation with Integrity / 21/ Code of Business Conduct and Ethics Q&A Q: I just received a litigation hold notice from the Legal Department. What should I do? A: A litigation hold notice or similar preservation request may require us to keep business records for a longer period of time than our general records retention protocols. Follow the instructions in the litigation hold notice and contact the Legal Department if you have questions. Q&A Q: What is material, nonpublic information? A: In the context of insider trading, information is material if a reasonable investor would consider the information important when deciding to buy, sell, or hold that company’s securities. Information is nonpublic until it has been widely disclosed and adequate time has passed for the securities markets to digest the information. Q: I recently learned that Ansys will announce better than expected financial results for this quarter. Is this inside information? A: Yes. This kind of financial news can have a positive effect on Ansys’ stock price and would certainly be considered material nonpublic information, or inside information. If you buy Ansys securities based on this information before it becomes public, you are engaging in illegal insider trading. WE PROHIBIT INSIDER TRADING. Securities laws and Ansys policy prohibit us from trading in Ansys stock or the securities of other companies when we have material information that is not available to the public. This type of illegal trading is sometimes referred to as insider trading. Material information could include, for example, news about acquisitions, investments, new product launches or changes in business relationships, cybersecurity risks or incidents, sales or financial results, management changes, or any other information that has the potential to affect prices of these securities. We refer to this type of information as “inside information.” We may also not share such information with others. If you are unsure as to whether you have inside information, do not trade or share that information until you have consulted the Legal Department. For a complete statement of our policy on insider trading, you should refer to our Insider Trading Policy and Procedures. WE PROTECT OUR ASSETS AND THE ASSETS OF OTHERS. Ansys’ assets include, for example, physical assets and systems that Ansys makes available to employees for work, Ansys facilities and premises, Ansys’ proprietary and confidential information and Ansys intellectual property. Our business may also require us to access and use assets belonging to others, such as their proprietary and confidential information, intellectual property, systems, data, or tools. We must use Ansys’ assets and the assets of our customers, suppliers, and business partners only for legitimate business purposes and protect them from theft, loss, damage, or misuse. If we believe that Ansys’ assets or the assets of others are being misused or misappropriated, we must report it.

Innovation with Integrity / 22/ Code of Business Conduct and Ethics Company funds. The obligation to protect Company funds is particularly important if we have spending authority, approve travel and entertainment expenses, or manage budgets and accounts. We must always: • Ensure the funds are properly used for their established purpose. • Obtain required approval before incurring an expense. • Accurately record all expenditures. • Verify that expenses submitted for reimbursement are business-related, properly documented, and comply with our policies. Confidential information. One of Ansys’ most valuable assets is information. No matter what area of Ansys we work in, or whether we work on Ansys’ premises or remotely, we have access to information that could impact Ansys, our employees, our customers or our business partners if it is handled inappropriately or carelessly. We are all responsible for protecting information unique to Ansys such as business strategies, processes, plans, and other business ideas. We also have to safeguard financial information and other confidential information, such as potential acquisitions, new product introductions, and investments. We must treat all information with care by keeping it secure, limiting access to those who have a need to know to do their job, and avoiding discussion of confidential information in public areas, for example on planes, elevators, and mobile phones. This obligation to preserve Ansys confidential information applies both during and after our employment at Ansys. Intellectual property. Our intellectual property (IP) is another important company asset that must be protected at all times. IP refers to certain intangible assets developed through creative work done by our employees and partners. IP is safeguarded by legal protections including patents, trademarks, copyrights, and trade secrets. Our technology, software, and technical data contain large amounts of IP, and our policy is to protect Ansys’ IP rights to the fullest extent possible. We must never allow a third party to use our IP without proper authorization and a license agreement that has been approved by the Legal Department. In addition to protecting our IP, we also respect the IP rights of others. This includes avoiding infringement of any third party’s patents, trademarks, copyrights, and trade secrets. When we work with third parties, we have a duty to ensure through contracts that Ansys obtains appropriate rights to IP created in such engagements. Physical assets and systems. We must use Ansys’ assets — including company premises and facilities, physical assets, and systems — only for Ansys’ legitimate business purposes. Ansys’ physical assets and systems include devices such as laptops, tablets, and smartphones, information and communication systems, and connections to the internet. Incidental personal use of physical assets and systems is permitted, however, if it is limited in duration, does not violate company policies, and does not affect our productivity or the productivity of others. We must not use Ansys assets in ways that violate the law, that are inconsistent with Ansys’ business interests, or to visit internet sites that feature sexual content or gambling, or that advocate intolerance of others. To the extent permitted by local law, Ansys reserves the right to monitor, record, disclose, audit, and delete without prior notice the nature and content of an employee’s activity using Ansys’ information and communications systems. Ansys also reserves the right to block access to inappropriate internet websites, as well as the transmission of inappropriate e-mails or files. We must use assets belonging to others, including customers, only to the extent permitted by the other party. We must make sure we fully understand and follow the other party’s terms and agreements as well as any laws that may restrict access to the assets based on privacy, citizenship, or other requirements. For more information, see our Acceptable Use Policy as well as related policies and procedures. And if we suspect a data breach or become aware of any situation in which Ansys’ assets or the assets of others have been compromised, we must immediately report the situation. PRACTICAL TIP . . . While conducting Ansys business, if you obtain or become aware of confidential, trade secret, or proprietary information about another company or competitor that has been inadvertently or intentionally disclosed, consult Ethics & Compliance. Do not use or act on this information. We must not use information if we have no legal or ethical right to it.

Innovation with Integrity / 23/ Code of Business Conduct and Ethics WE RESPECT DATA PRIVACY. We respect the privacy of our customers, our coworkers, and others with whom we conduct business, and we handle their personal information with care. “Personal information” is any information that could be used to identify someone, either directly or indirectly, such as a name, employee ID, email address, or phone number. There are data privacy laws that prescribe how to responsibly collect, store, use, share, transfer, and dispose of personal information, and we strive to comply with those laws everywhere we operate. Follow our policies and protect any personal information that is entrusted to us. We must use this personal information only in the way it is meant to be used, and we must not share it with anyone inside or outside of the company in an unauthorized manner. We must also practice good cybersecurity. We must follow the processes and practices we have in place to protect our networks, computers, programs, and data from attack, damage, or unauthorized access. WE COMMUNICATE RESPONSIBLY. To ensure that accurate and complete information is conveyed to the public, to regulatory authorities and to others, we have designated individuals to serve as our official company spokespersons. Unless we are authorized to do so, we must not make any public statements on Ansys’ behalf. Media, analyst, and public inquiries. Refer all media inquiries and public requests for information to Corporate Communications. Refer all requests for financial information to Investor Relations. Government inquiries. Refer all requests for information and inquiries from government and regulatory agencies to the Legal Department. Social media. When using social media, we must: • Clearly state that any opinions we express about our company are our own and do not reflect those of Ansys, unless you are authorized to speak on behalf of our company. • Not disclose confidential business information about our company or our customers, business partners, or suppliers. • Not post anything that is confidential business information, discriminatory, or would constitute a threat, intimidation, harassment, or bullying.

Innovation with Integrity / 24/ Code of Business Conduct and Ethics COMMITMENT TO OUR VALUES IN THE GLOBAL COMMUNITY

Innovation with Integrity / 25/ Code of Business Conduct and Ethics COMMITMENT TO OUR VALUES IN THE GLOBAL COMMUNITY WE STRIVE TO BE A GOOD CORPORATE CITIZEN. Ansys’ environmental, social, and governance (ESG) program furthers our commitment to delivering positive change and long-term value for our stakeholders – our investors, customers, partners, employees, and the communities we serve. Our ESG program is built on four principal pillars: advancing sustainability through our products, investing in our people and ONE Ansys culture, operating responsibly, and collaborating with our stakeholders. For more information on Ansys’ ESG program, refer to our Corporate Responsibility Report. WE RESPECT AND SAFEGUARD HUMAN RIGHTS. Ansys recognizes the importance of maintaining and promoting fundamental human rights in our operations around the world. We implement and maintain programs and policies that: • Promote a workplace free of discrimination and harassment. • Prohibit child labor, forced labor, and human trafficking. • Provide fair and equitable wages, benefits, and other conditions of employment in accordance with local laws. • Provide humane and safe working conditions, including safe housing conditions, where applicable. • Recognize employees’ right to freedom of association and collective bargaining. We expect our suppliers and business partners to uphold these core principles as well. We must always check our actions to ensure that they do not violate or contradict any of the basic human rights principles noted above. If we suspect a human rights abuse within our operations or supply chain, we must report it. WE PROTECT THE ENVIRONMENT. Ansys is committed to engaging in environmentally sound practices. We meet or exceed the requirements set forth by applicable environmental laws, rules, and regulations that govern our business. We are environmentally responsible in our operations, and we encourage and support our stakeholders, including our suppliers and partners, to do the same. We are also committed to long-term environmental sustainability by providing technology solutions that support and enable the sustainability goals of our customers across diverse industries. WE SUPPORT OUR COMMUNITIES. We make a positive difference in our communities through volunteer work and charitable contributions. While we are always free to make our own personal charitable contributions as we see fit, only authorized Ansys personnel and organizations can make donation commitments on behalf of the company. Ansys gives back to our communities by partnering with select non-profit organizations and through special initiatives, such as in-kind donations, employee time, and financial donations. WE RESPECT THE POLITICAL PROCESS. Personal political activities. Ansys encourages individual participation in civic and political activities. As Ansys employees, we have the right to provide personal financial support to candidates, political parties, and other interest groups of our choosing. We also have the right to run for elective office and to interact with officeholders on our own time and in our personal capacity. However, we must not engage in personal political activities during working hours and may not use company resources for personal political activity. When engaging in personal political activities, it is important to: • Make it clear that our political views and actions are our own, and not those of Ansys. • Inform Ethics & Compliance when considering running for political office and following appointment or election to office. This will help to avoid any potential conflicts of interest. • Pay for all personal political activities from our own funds. Ansys does not reimburse employees for personal political contributions or other expenses related to political activities. Ansys is committed to serving our communities around the globe with humility and generosity. We provide financial, technological, and volunteer resources to support our communities because they’re not just the places where we do business – they’re also the places where we live. The following section of the Code, Commitment to our Values in the Global Community, describes our commitment to being a good corporate citizen and what is expected of all Ansys team members in this regard.

Innovation with Integrity / 26/ Code of Business Conduct and Ethics Corporate political activities. Wherever we do business, we comply with applicable political campaign finance and election laws and regulations. Ansys may contribute to candidates, political parties, political committees, and ballot initiatives that reflect the interests of Ansys, as permitted by law. Political contributions or expenditures include: • Buying tickets for a political fundraising event. • Loaning personnel during working hours for fundraising activities. • Paying for advertisements and other campaign expenses. Lobbying. Any contact with government personnel intended to influence legislation, policies, or government action may be considered lobbying, including submissions in response to government requests for comments on public policy matters. Under some laws, lobbying even includes normal marketing, procurement and sales activities directed to government customers. We are responsible for knowing and complying with all relevant lobbying and associated reporting requirements. We must obtain prior approval from the Legal Department to lobby or to authorize anyone else – like a consultant, agent, trade association, or Ansys business partner – to lobby on Ansys’ behalf.

Innovation with Integrity / 27/ Code of Business Conduct and Ethics ADMINISTERING THE CODE

Innovation with Integrity / 28/ Code of Business Conduct and Ethics ADMINISTERING THE CODE THE ROLE OF ETHICS & COMPLIANCE Ansys’ Ethics & Compliance team within the Legal Department is accountable for administering the company’s Global Ethics and Compliance Program under the oversight of the ANSYS, Inc. Board of Directors. This program communicates Ansys’ commitment to uncompromising integrity in accordance with the company’s shared mission and values. The Ansys Global Ethics and Compliance Program also provides training, tools, and resources designed to make employees aware of a broad variety of compliance matters. It also provides channels that allow employees and other stakeholders to report suspected violations of Ansys policies and applicable laws and regulations. The Ethics & Compliance team promotes Innovation with Integrity. ANSYS POLICIES AND LOCAL LAWS Ansys has published global policies that are designed to give employees guidance that is the same for all locations. The Code is an example of a global policy. Ansys has also adopted other internal corporate policies, including country-specific and function-specific policies as well as localized versions of global policies where required by local laws or work rules. Because these policies may vary by business unit or location, they are not linked to the Code. We can find all Ansys policies on our company intranet sites. It is our responsibility to know and comply the policies that apply to our work at Ansys. Those who have questions about these policies should contact their manager or one of the other resources referenced in the Code. Ansys conducts business in many countries around the world. As a result, our operations are subject to many different laws, customs, and cultures. In some instances, the laws of two or more countries may conflict, or a local law may conflict with the Code or other company policies. When we encounter a conflict, we should contact the Legal Department for guidance. Q&A Q: Where can I find Company policies? A: The last page of the Code contains links to several of Ansys’ global compliance policies. Other Ansys policies can be found on our company intranet sites. REMEMBER . . . We are expected to comply with the Code, other company policies, and all laws, rules, and regulations that govern our business around the world. However, if a provision of the Code conflicts with applicable law, the law controls. Because ANSYS, Inc. is incorporated in the United States, our employees around the world may be subject to certain U.S. laws. The laws of other countries may also apply to the company’s operations and personnel, whether in the U.S. or in other countries. If you are uncertain what laws apply or if you believe there may be a conflict between different applicable laws, consult the Legal Department. Ansys’ Ethics & Compliance team is accountable for promoting, monitoring, and enforcing the Code. However, the ultimate responsibility for following the Code and for maintaining Ansys’ culture of compliance rests with each one of us individually. The following section of the Code, Administering the Code, describes some key concepts regarding the administration and application of the Code.

Innovation with Integrity / 29/ Code of Business Conduct and Ethics AMENDMENTS AND WAIVERS Any amendment or waiver of our Code for executive officers or directors may only be granted by the ANSYS, Inc. Board of Directors, or a committee of the Board, and will be publicly disclosed when required by law. We reserve the right to make unilateral changes to our Code or company policies at any time, subject to local laws or works council consultation where applicable. NOT AN EMPLOYMENT CONTRACT The Code does not alter the terms or conditions of your employment with Ansys. It does not constitute an employment contract or an assurance of continued employment.

Innovation with Integrity / 30/ Code of Business Conduct and Ethics ©2023 ANSYS, Inc. All Rights Reserved RESOURCES AND CONTACT INFORMATION POLICIES Below are links to policies and other documents referenced in the Code. Note that this is not an exhaustive list of company policies. Acceptable Use Policy Corporate Governance Guidelines Corporate Responsibility Report Global Anti-Corruption Compliance Policy Global Antitrust Compliance Policy Global Business Courtesies Policy Global Conflicts of Interest Policy Global Data Protection Notice Global Records Retention Policy Insider Trading Policy and Procedures Speaking Up Policy Supplier Code of Business Conduct and Ethics ETHICS & COMPLIANCE ANSYS, Inc. Attn: Ethics & Compliance 2600 Ansys Drive Canonsburg, Pennsylvania 15317 USA compliance@ansys.com LEGAL DEPARTMENT Ansys employees: https://ansys.sharepoint.com/sites/RequestLegalSupport External requests: compliance@ansys.com PRIVACY privacy@ansys.com HUMAN RESOURCES Contact your local HR manager or business partner, or see the Company intranet for a complete list of HR contacts. SPEAK UP! – ANSYS ETHICS LINE Call using one of the special toll-free telephone numbers listed below based on the country from which you are calling, or submit a report via web form at https://www.ansys.ethicspoint.com. Employees who come forward with concerns play an important role in maintaining a healthy, respectful, and productive workplace, as well as protecting our stakeholders. These employees help Ansys address problems early – before more serious consequences develop. COUNTRY PHONE NUMBER Belgium .....................................................................................0800-77004 Canada .......................................................................................1-855-729-0134 China (Northern) ..................................................................10-800-712-1239 China (Southern) .................................................................10-800-120-1239 France .........................................................................................0-800-902500 Germany ....................................................................................0800-1016582 Greece .........................................................................................00-800-11-003-9933 Hong Kong .............................................................................800-964214 India ............................................................................................000-800-100-1071 000-800-001-6112 Israel ............................................................................................1-809-21-4405 Italy ..............................................................................................800-786907 Japan ...........................................................................................0066-33-112505 00531-121520 COUNTRY PHONE NUMBER Netherlands ...........................................................................0800-0226174 Russia .........................................................................................8-10-8002-6053011 South Korea .............................................................................00798-14-800-6599 00308-110-480 00798-1-1-009-8084 Spain ...........................................................................................900-991498 Sweden.......................................................................................###-##-#### Switzerland .............................................................................0800-562907 Taiwan .........................................................................................00801-13-7956 United Kingdom .................................................................0800-032-8483 United States ........................................................................1-855-729-0134